Exhibit 99.1

AMERIS BANCORP ANNOUNCES FINANCIAL RESULTS FOR THIRD QUARTER 2023

Highlights of Ameris's results for the third quarter of 2023 include the following:

  Net income of $80.1 million, or $1.16 per diluted share
  Return on average assets ("ROA") of 1.25%
  Pre-tax, pre-provision net revenue (PPNR) ROA(1) of 2.01%
  Growth in tangible book value(1) of $0.96 per share, or 12.2% annualized, to $32.38 at September 30, 2023
  Increase in the allowance for credit losses to 1.44% of loans, from 1.33% at June 30, 2023, due to forecasted economic conditions, particularly related to commercial real estate price levels
  Adjusted efficiency ratio(1) of 52.02%, compared with 53.41% in the second quarter of 2023
  Nonperforming portfolio assets, excluding government-guaranteed loans, as a percentage of total assets improved three basis points to 0.27% at September 30, 2023, compared with 0.30% at June 30, 2023
  Net interest margin of 3.54% for the third quarter of 2023
  Cyclical decline in loans of $270.7 million, with the loan to deposit ratio improving to 98%
  Growth in total deposits of $147.2 million, or 2.9% annualized
  TCE ratio(1) of 9.11%, compared with 8.80% at June 30, 2023 and 8.75% one year ago

ATLANTA, Oct. 26, 2023 /PRNewswire/ -- Ameris Bancorp (Nasdaq: ABCB) (the "Company") today reported net income of $80.1 million, or $1.16 per diluted share, for the quarter ended September 30, 2023, compared with $92.6 million, or $1.34 per diluted share, for the quarter ended September 30, 2022.

For the year-to-date period ending September 30, 2023, the Company reported net income of $203.2 million, or $2.94 per diluted share, compared with $264.3 million, or $3.81 per diluted share, for the same period in 2022. The year-to-date period ending September 30, 2023 included a provision for credit losses of $119.7 million, compared with $38.8 million for the same period in 2022. The year-to-date period ending September 30, 2022 included a recovery of servicing right impairment of $21.8 million, with no such recovery in the same period in 2023.

Commenting on the Company's results, Palmer Proctor, the Company's Chief Executive Officer, said, "We are proud of another strong quarter, highlighted by core fundamentals and capital growth, which will continue to serve us well as we move into 2024. The profitability of our Company remains solid with an ROA of 1.25%, PPNR ROA of over 2%, net interest margin of 3.54% and efficiency ratio of just over 52%. We grew core deposits, tangible book value and improved our allowance for loan loss coverage ratio, all of which strengthened our balance sheet during the quarter. All of these things, combined with our focus on controlled growth, position us well for the remainder of 2023 and moving into 2024."

Net Interest Income and Net Interest Margin
Net interest income on a tax-equivalent basis (TE) was $208.7 million in the third quarter of 2023, a decrease of $1.8 million, or 0.8%, from last quarter and $5.2 million, or 2.4%, compared with the third quarter of 2022. The Company's net interest margin was 3.54% for the third quarter of 2023, down from 3.60% reported for the second quarter of 2023 and 3.97% reported for the third quarter of 2022. The decrease in net interest margin this quarter is primarily attributable to rising deposit costs in the current interest rate environment.

Yields on earning assets increased ten basis points during the quarter to 5.62%, compared with 5.52% in the second quarter of 2023, and increased 125 basis points from 4.37% in the third quarter of 2022. Yields on loans increased to 5.81% during the third quarter of 2023, compared with 5.66% for the second quarter of 2023 and 4.62% for the third quarter of 2022.

Loan production in the banking division during the third quarter of 2023 was $621.0 million, with weighted average yields of 9.49%, compared with $544.3 million and 9.35%, respectively, in the second quarter of 2023 and $1.12 billion and 6.26%, respectively, in the third quarter of 2022. Loan production in the lines of business (including retail mortgage, warehouse lending, SBA and premium finance) amounted to an additional $4.2 billion during the third quarter of 2023, with weighted average yields of 7.28%, compared with $4.7 billion and 6.83%, respectively, during the second quarter of 2023 and $4.6 billion and 5.29%, respectively, during the third quarter of 2022.

The Company's total cost of funds was 2.24% in the third quarter of 2023, an increase of 19 basis points compared with the second quarter of 2023. Deposit costs increased 24 basis points during the third quarter of 2023 to 2.00%, compared with 1.76% in the second quarter of 2023. Costs of interest-bearing deposits increased during the quarter from 2.64% in the second quarter of 2023 to 2.97% in the third quarter of 2023, reflecting a shift in mix to CDs and money market accounts in the rising rate environment.

Noninterest Income
Noninterest income decreased $4.2 million, or 6.2%, in the third quarter of 2023 to $63.2 million, compared with $67.3 million for the second quarter of 2023, primarily as a result of decreased mortgage banking activity, which decreased by $4.5 million, or 10.9%, to $36.3 million in the third quarter of 2023, compared with $40.7 million for the second quarter of 2023. Gain on sale spreads decreased slightly to 2.15% in the third quarter of 2023 from 2.18% for the second quarter of 2023. Total production in the retail mortgage division decreased $157.2 million, or 11.8%, to $1.18 billion in the third quarter of 2023, compared with $1.33 billion for the second quarter of 2023. The retail mortgage open pipeline was $623.9 million at the end of the third quarter of 2023, compared with $652.1 million for the second quarter of 2023. Other noninterest income decreased $749,000, or 5.2%, to $13.6 million in the third quarter of 2023, compared with $14.3 million for the second quarter of 2023, primarily resulting from a decrease in gain on debt redemption of $905,000.

Noninterest Expense
Noninterest expense decreased $7.0 million, or 4.7%, to $141.4 million during the third quarter of 2023, compared with $148.4 million for the second quarter of 2023. The decrease in noninterest expense was driven by a decrease in problem loan expense of $2.2 million, a $1.0 million decrease in FDIC insurance costs, a $1.4 million decrease in legal and professional fees, a $1.1 million decrease in fraud/forgery and litigation resolution expenses and a decrease in variable compensation related to mortgage production of $965,000. Management continues to focus on operating efficiency, and the adjusted efficiency ratio(1) decreased to 52.02% in the third quarter of 2023, compared with 53.41% in the second quarter of 2023.

Income Tax Expense
The Company's effective tax rate for the third quarter of 2023 was 23.7%, compared with 24.5% for the second quarter of 2023. The decreased rate for the third quarter of 2023 was primarily a result of decreased permanent differences related to nondeductible compensation and FDIC insurance premiums, compared with the second quarter of 2023.

Balance Sheet Trends
Total assets at September 30, 2023 were $25.70 billion, compared with $25.05 billion at December 31, 2022. Cash and cash equivalents increased 38.2% to $1.55 billion at September 30, 2023, compared with $1.12 billion at December 31, 2022. Debt securities available-for-sale decreased to $1.42 billion, compared with $1.50 billion at December 31, 2022. Loans, net of unearned income, increased $345.8 million, or 2.3% annualized, to $20.20 billion at September 30, 2023, compared with $19.86 billion at December 31, 2022. Loans held for sale decreased slightly to $381.5 million at September 30, 2023 from $392.1 million at December 31, 2022.

Investment securities decreased to $1.57 billion, or 6.6% of earning assets at the end of the third quarter of 2023, compared with $1.63 billion, or 7.2% of earning assets at December 31, 2022. The Company did not deploy excess liquidity into the securities portfolio until after rates began rising during 2022; as a result, the unrealized loss position in the Company's available-for-sale securities portfolio remains modest at just 5.2% of the portfolio.

At September 30, 2023, total deposits amounted to $20.59 billion, compared with $19.46 billion at December 31, 2022. During the third quarter of 2023, deposits grew $147.2 million, with money market and savings accounts increasing $359.6 million and retail CDs increasing $156.8 million, with such increases offset in part by a $117.3 million decrease in noninterest bearing accounts and a $252.9 million decrease in interest bearing demand accounts. Due to the increased interest rate environment, the Company continued to see the shift of customer deposits from noninterest bearing accounts into interest bearing accounts, such that at September 30, 2023, noninterest bearing deposit accounts represented $6.59 billion, or 32.0% of total deposits, compared with $7.93 billion, or 40.7% of total deposits, at December 31, 2022.

During the third quarter of 2023, utilizing existing liquidity, the Company reduced borrowings with the FHLB by $325.0 million and redeemed, at a discount, $2.5 million in principal amount of its 4.25% Fixed-to-Floating Rate Subordinated Notes Due 2029.

Shareholders' equity at September 30, 2023 totaled $3.35 billion, an increase of $149.7 million, or 4.7%, from December 31, 2022. The increase in shareholders' equity was primarily the result of earnings of $203.2 million during the first nine months of 2023, partially offset by dividends declared, share repurchases and an increase in other comprehensive loss of $14.3 million resulting from changes in interest rates on the Company's investment portfolio. Tangible book value per share(1) increased $2.46 per share, or 11.0% annualized, during the first nine months of 2023 to $32.38 at September 30, 2023. The Company recorded dilution of $0.21 per share, or 0.7%, to tangible book value(1) from other comprehensive loss related to the increase in net unrealized losses on the securities portfolio during this same period. Tangible common equity as a percentage of tangible assets was 9.11% at September 30, 2023, compared with 8.67% at the end of 2022.

Credit Quality
Credit quality remains strong in the Company. During the third quarter of 2023, the Company recorded a provision for credit losses of $24.5 million, compared with a provision of $45.5 million in the second quarter of 2023. The third quarter provision was primarily attributable to the updated economic forecast, partially offset by a decline in loans of $270.7 million during the quarter. Nonperforming assets as a percentage of total assets were up one basis point to 0.58% during the quarter. Approximately $80.8 million, or 53.9%, of the nonperforming assets at September 30, 2023 were GNMA-guaranteed mortgage loans, which have minimal loss exposure. Excluding these government-guaranteed loans, nonperforming assets as a percentage of total assets improved three basis points to 0.27% at September 30, 2023, compared with 0.30% at the second quarter of 2023. The net charge-off ratio was 23 basis points for the third quarter of 2023, compared with 28 basis points in the second quarter of 2023.

Share Repurchase Program
The Company's board of directors, on October 26, 2023, authorized the Company to repurchase up to $100.0 million of its outstanding common stock. Repurchases of shares, which are authorized to occur through October 31, 2024, will be made, if at all, in accordance with applicable securities laws and may be made from time to time in the open market or by negotiated transactions. The amount and timing of repurchases will be based on a variety of factors, including share acquisition price, regulatory limitations and other market and economic factors. The program does not require the Company to repurchase any specific number of shares. The board's authorization is a continuation of and increase in the Company's previously announced share repurchase program which was set to expire on October 31 and under which the Company has repurchased $13.5 million of its outstanding common stock in the past 12 months.

Conference Call
The Company will host a teleconference at 9:00 a.m. Eastern time on Friday, October 27, 2023, to discuss the Company's results and answer appropriate questions. The conference call can be accessed by dialing 1-877-317-6789. The conference call ID is Ameris Bancorp. A replay of the call will be available one hour after the end of the conference call until November 10, 2023. To listen to the replay, dial 1-877-344-7529. The conference replay access code is 1921240. The financial information discussed will also be available on the Investor Relations page of the Ameris Bank website at ir.amerisbank.com.

About Ameris Bancorp
Ameris Bancorp is a bank holding company headquartered in Atlanta, Georgia. The Company's banking subsidiary, Ameris Bank, had 164 locations in Georgia, Alabama, Florida, North Carolina and South Carolina at the end of the most recent quarter.

(1) Considered non-GAAP financial measure - See reconciliation of GAAP to non-GAAP financial measures in tables 9A - 9E.

This news release contains certain performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The Company's management uses these non-GAAP financial measures in its analysis of the Company's performance. These measures are useful when evaluating the underlying performance and efficiency of the Company's operations and balance sheet. The Company's management believes that these non-GAAP financial measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant gains and charges in the current period. The Company's management believes that investors may use these non-GAAP financial measures to evaluate the Company's financial performance without the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures that may be presented by other companies.

This news release contains forward-looking statements, as defined by federal securities laws, including, among other forward-looking statements, certain plans, expectations and goals. Words such as "may," "believe," "expect," "anticipate," "intend," "will," "should," "plan," "estimate," "predict," "continue" and "potential" or the negative of these terms or other comparable terminology, as well as similar expressions, are meant to identify forward-looking statements. The forward-looking statements in this news release are based on current expectations and are provided to assist in the understanding of potential future performance. Such forward-looking statements involve numerous assumptions, risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements, including, without limitation, the following: general competitive, economic, unemployment, political and market conditions and fluctuations, including real estate market conditions, and the effects of such conditions and fluctuations on the creditworthiness of borrowers, collateral values, asset recovery values and the value of investment securities; movements in interest rates and their impacts on net interest margin, investment security valuations and other performance measures; expectations on credit quality and performance; legislative and regulatory changes; changes in U.S. government monetary and fiscal policy; competitive pressures on product pricing and services; the cost savings and any revenue synergies expected to result from acquisition transactions, which may not be fully realized within the expected timeframes if at all; the success and timing of other business strategies; our outlook and long-term goals for future growth; and natural disasters, geopolitical events, acts of war or terrorism or other hostilities, public health crises and other catastrophic events beyond our control. For a discussion of some of the other risks and other factors that may cause such forward-looking statements to differ materially from actual results, please refer to the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2022 and the Company's subsequently filed periodic reports and other filings. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Financial Highlights	Table 1
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands except per share data)	2023	2023	2023	2022	2022	2023	2022
EARNINGS
Net income	$ 80,115	$ 62,635	$ 60,421	$ 82,221	$ 92,555	$ 203,171	$ 264,319
Adjusted net income(1)	$ 80,115	$ 62,635	$ 59,935	$ 81,086	$ 91,817	$ 202,685	$ 248,329

COMMON SHARE DATA
Earnings per share available to common shareholders
Basic	$ 1.16	$ 0.91	$ 0.87	$ 1.19	$ 1.34	$ 2.94	$ 3.82
Diluted	$ 1.16	$ 0.91	$ 0.87	$ 1.18	$ 1.34	$ 2.94	$ 3.81
Adjusted diluted EPS(1)	$ 1.16	$ 0.91	$ 0.86	$ 1.17	$ 1.32	$ 2.93	$ 3.58
Cash dividends per share	$ 0.15	$ 0.15	$ 0.15	$ 0.15	$ 0.15	$ 0.45	$ 0.45
Book value per share (period end)	$ 48.41	$ 47.51	$ 46.89	$ 46.09	$ 44.97	$ 48.41	$ 44.97
Tangible book value per share (period end)(1)	$ 32.38	$ 31.42	$ 30.79	$ 29.92	$ 28.62	$ 32.38	$ 28.62
Weighted average number of shares
Basic	68,879,352	68,989,549	69,171,562	69,138,431	69,124,855	69,023,201	69,213,012
Diluted	68,994,247	69,034,763	69,322,664	69,395,224	69,327,414	69,129,921	69,427,522
Period end number of shares	69,138,461	69,139,783	69,373,863	69,369,050	69,352,709	69,138,461	69,352,709
Market data
High intraday price	$ 45.34	$ 37.18	$ 50.54	$ 54.24	$ 50.94	$ 50.54	$ 55.62
Low intraday price	$ 33.21	$ 28.33	$ 34.28	$ 44.61	$ 38.22	$ 28.33	$ 38.22
Period end closing price	$ 38.39	$ 34.21	$ 36.58	$ 47.14	$ 44.71	$ 38.39	$ 44.71
Average daily volume	$ 361,167	$ 475,198	$ 452,242	$ 340,890	$ 346,522	$ 429,170	420,703

PERFORMANCE RATIOS
Return on average assets	1.25%	0.98%	0.98%	1.34%	1.56%	1.07%	1.51%
Adjusted return on average assets(1)	1.25%	0.98%	0.97%	1.32%	1.54%	1.07%	1.42%
Return on average common equity	9.56%	7.63%	7.54%	10.30%	11.76%	8.26%	11.57%
Adjusted return on average tangible common equity(1)	14.35%	11.53%	11.41%	15.78%	18.33%	12.46%	17.33%
Earning asset yield (TE)	5.62%	5.52%	5.25%	4.91%	4.37%	5.46%	3.94%
Total cost of funds	2.24%	2.05%	1.59%	0.94%	0.42%	1.96%	0.29%
Net interest margin (TE)	3.54%	3.60%	3.76%	4.03%	3.97%	3.63%	3.67%
Efficiency ratio	52.21%	53.60%	52.08%	49.57%	50.15%	52.64%	52.35%
Adjusted efficiency ratio (TE)(1)	52.02%	53.41%	51.99%	49.61%	50.12%	52.49%	53.46%

CAPITAL ADEQUACY (period end)
Shareholders' equity to assets	13.02%	12.73%	12.47%	12.76%	13.10%	13.02%	13.10%
Tangible common equity to tangible assets(1)	9.11%	8.80%	8.55%	8.67%	8.75%	9.11%	8.75%

OTHER DATA (period end)
Full time equivalent employees
Banking Division	2,049	2,069	2,093	2,079	2,071	2,049	2,071
Retail Mortgage Division	601	613	630	633	671	601	671
Warehouse Lending Division	8	8	8	8	9	8	9
SBA Division	33	35	39	39	40	33	40
Premium Finance Division	78	76	78	76	77	78	77
Total Ameris Bancorp FTE headcount	2,769	2,801	2,848	2,835	2,868	2,769	2,868

Branch locations	164	164	164	164	164	164	164
Deposits per branch location	$ 125,551	$ 124,653	$ 121,326	$ 118,675	$ 118,701	$ 125,551	$ 118,701
(1)Considered non-GAAP financial measure - See reconciliation of GAAP to non-GAAP financial measures in tables 9A - 9E

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Income Statement	Table 2
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands except per share data)	2023	2023	2023	2022	2022	2023	2022
Interest income
Interest and fees on loans	$ 304,699	$ 292,012	$ 271,964	$ 250,263	$ 216,400	$ 868,675	$ 584,706
Interest on taxable securities	14,754	15,915	14,300	13,029	10,324	44,969	21,627
Interest on nontaxable securities	331	339	339	358	363	1,009	818
Interest on deposits in other banks	10,769	13,686	9,113	9,984	7,188	33,568	13,024
Interest on federal funds sold	—	—	—	8	27	—	69
Total interest income	330,553	321,952	295,716	273,642	234,302	948,221	620,244

Interest expense
Interest on deposits	102,999	88,087	53,182	33,071	14,034	244,268	23,034
Interest on other borrowings	19,803	24,325	30,882	16,434	7,287	75,010	20,321
Total interest expense	122,802	112,412	84,064	49,505	21,321	319,278	43,355

Net interest income	207,751	209,540	211,652	224,137	212,981	628,943	576,889

Provision for loan losses	30,095	43,643	49,376	24,648	17,469	123,114	27,962
Provision for unfunded commitments	(5,634)	1,873	346	8,246	192	(3,415)	10,980
Provision for other credit losses	(2)	—	7	(4)	(9)	5	(135)
Provision for credit losses	24,459	45,516	49,729	32,890	17,652	119,704	38,807
Net interest income after provision for credit losses	183,292	164,024	161,923	191,247	195,329	509,239	538,082

Noninterest income
Service charges on deposit accounts	12,092	11,295	10,936	11,125	11,168	34,323	33,374
Mortgage banking activity	36,290	40,742	31,392	22,855	40,350	108,424	162,049
Other service charges, commissions and fees	1,221	975	971	968	970	3,167	2,907
Gain (loss) on securities	(16)	(6)	6	3	(21)	(16)	200
Other noninterest income	13,594	14,343	12,745	13,397	12,857	40,682	37,546
Total noninterest income	63,181	67,349	56,050	48,348	65,324	186,580	236,076

Noninterest expense
Salaries and employee benefits	81,898	81,336	80,910	75,196	78,697	244,144	244,523
Occupancy and equipment	12,745	12,522	12,986	12,905	12,983	38,253	38,456
Data processing and communications expenses	12,973	13,451	13,034	12,486	12,015	39,458	36,742
Credit resolution-related expenses(1)	(1,360)	848	435	372	126	(77)	(343)
Advertising and marketing	2,723	2,627	3,532	3,818	3,553	8,882	8,663
Amortization of intangible assets	4,425	4,688	4,706	4,709	4,710	13,819	15,035
Merger and conversion charges	—	—	—	235	—	—	977
Other noninterest expenses	28,042	32,931	23,818	25,340	27,494	84,791	81,541
Total noninterest expense	141,446	148,403	139,421	135,061	139,578	429,270	425,594

Income before income tax expense	105,027	82,970	78,552	104,534	121,075	266,549	348,564
Income tax expense	24,912	20,335	18,131	22,313	28,520	63,378	84,245
Net income	$ 80,115	$ 62,635	$ 60,421	$ 82,221	$ 92,555	$ 203,171	$ 264,319

Diluted earnings per common share	$ 1.16	$ 0.91	$ 0.87	$ 1.18	$ 1.34	$ 2.94	$ 3.81

(1) Includes expenses associated with problem loans and OREO, as well as OREO losses and writedowns.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Period End Balance Sheet	Table 3
	Sep	Jun	Mar	Dec	Sep
(dollars in thousands)	2023	2023	2023	2022	2022
Assets
Cash and due from banks	$ 241,137	$ 284,552	$ 266,400	$ 284,567	$ 269,193
Federal funds sold and interest-bearing deposits in banks	1,304,636	1,034,578	1,754,453	833,565	1,061,975
Debt securities available-for-sale, at fair value	1,424,081	1,460,356	1,496,836	1,500,060	1,255,149
Debt securities held-to-maturity, at amortized cost	141,859	142,513	134,175	134,864	130,214
Other investments	104,957	109,656	146,715	110,992	60,560
Loans held for sale	381,466	391,472	395,096	392,078	297,987

Loans, net of unearned income	20,201,079	20,471,759	19,997,871	19,855,253	18,806,856
Allowance for credit losses	(290,104)	(272,071)	(242,658)	(205,677)	(184,891)
Loans, net	19,910,975	20,199,688	19,755,213	19,649,576	18,621,965

Other real estate owned	3,397	6,170	1,502	843	843
Premises and equipment, net	217,564	218,662	218,878	220,283	222,694
Goodwill	1,015,646	1,015,646	1,015,646	1,015,646	1,023,071
Other intangible assets, net	92,375	96,800	101,488	106,194	110,903
Cash value of bank owned life insurance	393,769	391,483	389,201	388,405	386,533
Other assets	465,968	449,042	412,781	416,213	372,570
Total assets	$ 25,697,830	$ 25,800,618	$ 26,088,384	$ 25,053,286	$ 23,813,657

Liabilities
Deposits
Noninterest-bearing	$ 6,589,610	$ 6,706,897	$ 7,297,893	$ 7,929,579	$ 8,343,200
Interest-bearing	14,000,735	13,736,228	12,599,562	11,533,159	11,123,719
Total deposits	20,590,345	20,443,125	19,897,455	19,462,738	19,466,919
Other borrowings	1,209,553	1,536,989	2,401,327	1,875,736	725,664
Subordinated deferrable interest debentures	129,817	129,319	128,820	128,322	127,823
Other liabilities	421,046	406,555	407,587	389,090	374,181
Total liabilities	22,350,761	22,515,988	22,835,189	21,855,886	20,694,587

Shareholders' Equity
Preferred stock	—	—	—	—	—
Common stock	72,514	72,515	72,484	72,264	72,247
Capital stock	1,942,852	1,939,865	1,937,664	1,935,211	1,932,906
Retained earnings	1,484,424	1,414,742	1,362,512	1,311,258	1,239,477
Accumulated other comprehensive income (loss), net of tax	(60,818)	(50,618)	(35,581)	(46,507)	(50,734)
Treasury stock	(91,903)	(91,874)	(83,884)	(74,826)	(74,826)
Total shareholders' equity	3,347,069	3,284,630	3,253,195	3,197,400	3,119,070
Total liabilities and shareholders' equity	$ 25,697,830	$ 25,800,618	$ 26,088,384	$ 25,053,286	$ 23,813,657

Other Data
Earning assets	$ 23,558,078	$ 23,610,334	$ 23,925,146	$ 22,826,812	$ 21,612,741
Intangible assets	1,108,021	1,112,446	1,117,134	1,121,840	1,133,974
Interest-bearing liabilities	15,340,105	15,402,536	15,129,709	13,537,217	11,977,206
Average assets	25,525,913	25,631,846	25,115,927	24,354,979	23,598,465
Average common shareholders' equity	3,324,960	3,293,049	3,250,289	3,168,320	3,123,718

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Asset Quality Information	Table 4
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands)	2023	2023	2023	2022	2022	2023	2022
Allowance for Credit Losses
Balance at beginning of period	$ 326,783	$ 295,497	$ 258,163	$ 229,135	$ 216,703	$ 258,163	$ 200,981

Adoption of ASU 2022-02	—	—	(1,711)	—	—	(1,711)	—

Provision for loan losses	30,095	43,643	49,376	24,648	17,469	123,114	27,962
Provision for unfunded commitments	(5,634)	1,873	346	8,246	192	(3,415)	10,980
Provision for other credit losses	(2)	—	7	(4)	(9)	5	(135)
Provision for credit losses	24,459	45,516	49,729	32,890	17,652	119,704	38,807

Charge-offs	19,488	20,670	14,956	8,371	9,272	55,114	24,704
Recoveries	7,426	6,440	4,272	4,509	4,052	18,138	14,051
Net charge-offs (recoveries)	12,062	14,230	10,684	3,862	5,220	36,976	10,653

Ending balance	$ 339,180	$ 326,783	$ 295,497	$ 258,163	$ 229,135	$ 339,180	$ 229,135

Allowance for loan losses	$ 290,104	$ 272,071	$ 242,658	$ 205,677	$ 184,891	$ 290,104	$ 184,891
Allowance for unfunded commitments	48,996	54,630	52,757	52,411	44,165	48,996	44,165
Allowance for other credit losses	80	82	82	75	79	80	79
Total allowance for credit losses	$ 339,180	$ 326,783	$ 295,497	$ 258,163	$ 229,135	$ 339,180	$ 229,135

Net Charge-off Information
Charge-offs
Commercial, financial and agricultural	$ 16,519	$ 13,316	$ 12,233	$ 5,108	$ 4,722	$ 42,068	$ 13,527
Consumer	948	2,052	1,140	1,136	1,228	4,140	3,790
Indirect automobile	36	65	34	86	50	135	179
Premium Finance	1,951	1,848	1,421	1,812	1,205	5,220	3,640
Real estate - construction and development	—	—	—	27	—	—	—
Real estate - commercial and farmland	—	3,320	—	196	2,014	3,320	3,378
Real estate - residential	34	69	128	6	53	231	190
Total charge-offs	19,488	20,670	14,956	8,371	9,272	55,114	24,704
Recoveries
Commercial, financial and agricultural	4,745	3,545	2,043	2,072	2,201	10,333	7,882
Consumer	203	194	297	217	277	694	665
Indirect automobile	158	225	216	229	276	599	816
Premium Finance	1,639	1,680	1,382	1,682	1,023	4,701	3,383
Real estate - construction and development	74	472	100	223	96	646	669
Real estate - commercial and farmland	371	61	44	48	96	476	177
Real estate - residential	236	263	190	38	83	689	459
Total recoveries	7,426	6,440	4,272	4,509	4,052	18,138	14,051
Net charge-offs (recoveries)	$ 12,062	$ 14,230	$ 10,684	$ 3,862	$ 5,220	$ 36,976	$ 10,653

Non-Performing Assets
Nonaccrual portfolio loans	$ 53,806	$ 57,025	$ 68,028	$ 65,221	$ 64,055	$ 53,806	$ 64,055
Other real estate owned	3,397	6,170	1,502	843	843	3,397	843
Repossessed assets	22	9	25	28	60	22	60
Accruing loans delinquent 90 days or more	11,891	13,424	15,792	17,865	12,378	11,891	12,378
Non-performing portfolio assets	$ 69,116	$ 76,628	$ 85,347	$ 83,957	$ 77,336	$ 69,116	$ 77,336
Serviced GNMA-guaranteed mortgage nonaccrual loans	80,752	69,655	74,999	69,587	54,621	80,752	54,621
Total non-performing assets	$ 149,868	$ 146,283	$ 160,346	$ 153,544	$ 131,957	$ 149,868	$ 131,957

Asset Quality Ratios
Non-performing portfolio assets as a percent of total assets	0.27%	0.30%	0.33%	0.34%	0.32%	0.27%	0.32%
Total non-performing assets as a percent of total assets	0.58%	0.57%	0.61%	0.61%	0.55%	0.58%	0.55%
Net charge-offs as a percent of average loans (annualized)	0.23%	0.28%	0.22%	0.08%	0.11%	0.25%	0.08%

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Loan Information	Table 5
	Sep	Jun	Mar	Dec	Sep
(dollars in thousands)	2023	2023	2023	2022	2022
Loans by Type
Commercial, financial and agricultural	$ 2,632,836	$ 2,718,831	$ 2,722,180	$ 2,679,403	$ 2,245,287
Consumer	259,797	307,486	349,775	384,037	162,345
Indirect automobile	47,108	63,231	83,466	108,648	137,183
Mortgage warehouse	852,823	1,147,413	958,418	1,038,924	980,342
Municipal	497,093	510,410	505,515	509,151	516,797
Premium Finance	1,007,334	988,731	947,257	1,023,479	1,062,724
Real estate - construction and development	2,236,686	2,217,744	2,144,605	2,086,438	2,009,726
Real estate - commercial and farmland	7,865,389	7,815,779	7,721,732	7,604,868	7,516,309
Real estate - residential	4,802,013	4,702,134	4,564,923	4,420,305	4,176,143
Total loans	$ 20,201,079	$ 20,471,759	$ 19,997,871	$ 19,855,253	$ 18,806,856

Loans by Risk Grade
Grades 1 through 5 - Pass	$ 19,812,895	$ 20,114,816	$ 19,654,232	$ 19,513,726	$ 18,483,046
Grade 6 - Other assets especially mentioned	187,449	171,035	116,345	104,614	110,408
Grade 7 - Substandard	200,735	185,908	227,294	236,913	213,402
Grade 8 - Doubtful	—	—	—	—	—
Grade 9 - Loss	—	—	—	—	—
Total loans	$ 20,201,079	$ 20,471,759	$ 19,997,871	$ 19,855,253	$ 18,806,856

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Average Balances	Table 6
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands)	2023	2023	2023	2022	2022	2023	2022
Earning Assets
Federal funds sold	$ —	$ —	$ —	$ 924	$ 5,000	$ —	$ 14,176
Interest-bearing deposits in banks	864,028	998,609	859,614	1,009,935	1,394,529	907,433	2,325,188
Debt securities - taxable	1,548,647	1,582,076	1,586,404	1,451,861	1,242,811	1,572,237	935,313
Debt securities - nontaxable	40,896	42,580	43,052	44,320	45,730	42,168	38,249
Other investments	101,517	117,020	131,044	83,730	51,209	116,419	49,556
Loans held for sale	464,452	577,606	490,295	371,952	471,070	510,690	835,418
Loans	20,371,689	20,164,938	19,820,749	19,212,560	18,146,083	20,121,143	16,951,566
Total Earning Assets	$ 23,391,229	$ 23,482,829	$ 22,931,158	$ 22,175,282	$ 21,356,432	$ 23,270,090	$ 21,149,466

Deposits
Noninterest-bearing deposits	$ 6,655,191	$ 6,729,789	$ 7,136,373	$ 8,138,887	$ 8,259,625	$ 6,838,618	$ 7,960,149
NOW accounts	3,661,701	3,949,850	4,145,991	3,621,454	3,701,045	3,917,476	3,693,828
MMDA	5,527,731	5,002,590	4,994,195	5,161,047	5,026,815	5,176,794	5,117,528
Savings accounts	915,678	1,009,749	1,005,614	1,010,966	1,030,298	976,684	1,003,995
Retail CDs	2,200,413	2,024,014	1,612,325	1,450,037	1,506,761	1,947,739	1,657,193
Brokered CDs	1,441,854	1,393,206	125,133	—	—	991,554	—
Total Deposits	20,402,568	20,109,198	19,019,631	19,382,391	19,524,544	19,848,865	19,432,693
Non-Deposit Funding
Federal funds purchased and securities sold under agreements to repurchase	—	—	—	1	92	—	1,974
FHLB advances	943,855	1,408,855	1,968,811	918,228	94,357	1,436,753	64,130
Other borrowings	312,572	316,626	361,445	377,056	376,942	330,035	398,898
Subordinated deferrable interest debentures	129,554	129,056	128,557	128,060	127,560	129,059	127,066
Total Non-Deposit Funding	1,385,981	1,854,537	2,458,813	1,423,345	598,951	1,895,847	592,068
Total Funding	$ 21,788,549	$ 21,963,735	$ 21,478,444	$ 20,805,736	$ 20,123,495	$ 21,744,712	$ 20,024,761

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Interest Income and Interest Expense (TE)	Table 7
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands)	2023	2023	2023	2022	2022	2023	2022
Interest Income
Federal funds sold	$ —	$ —	$ —	$ 8	$ 27	$ —	$ 69
Interest-bearing deposits in banks	10,769	13,686	9,113	9,984	7,188	33,568	13,024
Debt securities - taxable	14,754	15,915	14,300	13,029	10,324	44,969	21,627
Debt securities - nontaxable (TE)	418	430	429	454	459	1,277	1,035
Loans held for sale	7,460	8,398	7,007	5,519	6,012	22,865	24,180
Loans (TE)	298,102	284,471	265,802	245,603	211,223	848,375	563,223
Total Earning Assets	$ 331,503	$ 322,900	$ 296,651	$ 274,597	$ 235,233	$ 951,054	$ 623,158

Interest Expense
Interest-Bearing Deposits
NOW accounts	$ 17,255	$ 18,003	$ 15,033	$ 8,564	$ 3,733	$ 50,291	$ 5,803
MMDA	45,683	35,224	27,809	20,683	8,613	108,716	12,460
Savings accounts	1,791	2,296	1,288	654	360	5,375	633
Retail CDs	19,013	14,751	7,629	3,170	1,328	41,393	4,138
Brokered CDs	19,257	17,813	1,423	—	—	38,493	—
Total Interest-Bearing Deposits	102,999	88,087	53,182	33,071	14,034	244,268	23,034
Non-Deposit Funding
Federal funds purchased and securities sold under agreements to repurchase	—	—	—	—	—	—	4
FHLB advances	12,543	17,222	22,448	8,801	527	52,213	909
Other borrowings	3,821	3,902	5,349	4,953	4,655	13,072	14,256
Subordinated deferrable interest debentures	3,439	3,201	3,085	2,680	2,105	9,725	5,152
Total Non-Deposit Funding	19,803	24,325	30,882	16,434	7,287	75,010	20,321
Total Interest-Bearing Funding	$ 122,802	$ 112,412	$ 84,064	$ 49,505	$ 21,321	$ 319,278	$ 43,355

Net Interest Income (TE)	$ 208,701	$ 210,488	$ 212,587	$ 225,092	$ 213,912	$ 631,776	$ 579,803

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Yields(1)	Table 8
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
	2023	2023	2023	2022	2022	2023	2022
Earning Assets
Federal funds sold	— %	— %	— %	3.43%	2.14%	— %	0.65%
Interest-bearing deposits in banks	4.94%	5.50%	4.30%	3.92%	2.04%	4.95%	0.75%
Debt securities - taxable	3.78%	4.03%	3.66%	3.56%	3.30%	3.82%	3.09%
Debt securities - nontaxable (TE)	4.06%	4.05%	4.04%	4.06%	3.98%	4.05%	3.62%
Loans held for sale	6.37%	5.83%	5.80%	5.89%	5.06%	5.99%	3.87%
Loans (TE)	5.81%	5.66%	5.44%	5.07%	4.62%	5.64%	4.44%
Total Earning Assets	5.62%	5.52%	5.25%	4.91%	4.37%	5.46%	3.94%

Interest-Bearing Deposits
NOW accounts	1.87%	1.83%	1.47%	0.94%	0.40%	1.72%	0.21%
MMDA	3.28%	2.82%	2.26%	1.59%	0.68%	2.81%	0.33%
Savings accounts	0.78%	0.91%	0.52%	0.26%	0.14%	0.74%	0.08%
Retail CDs	3.43%	2.92%	1.92%	0.87%	0.35%	2.84%	0.33%
Brokered CDs	5.30%	5.13%	4.61%	— %	— %	5.19%	— %
Total Interest-Bearing Deposits	2.97%	2.64%	1.82%	1.17%	0.49%	2.51%	0.27%
Non-Deposit Funding
Federal funds purchased and securities sold under agreements to repurchase	— %	— %	— %	— %	— %	— %	0.27%
FHLB advances	5.27%	4.90%	4.62%	3.80%	2.22%	4.86%	1.90%
Other borrowings	4.85%	4.94%	6.00%	5.21%	4.90%	5.30%	4.78%
Subordinated deferrable interest debentures	10.53%	9.95%	9.73%	8.30%	6.55%	10.07%	5.42%
Total Non-Deposit Funding	5.67%	5.26%	5.09%	4.58%	4.83%	5.29%	4.59%
Total Interest-Bearing Liabilities	3.22%	2.96%	2.38%	1.55%	0.71%	2.86%	0.48%

Net Interest Spread	2.40%	2.56%	2.87%	3.36%	3.66%	2.60%	3.46%

Net Interest Margin(2)	3.54%	3.60%	3.76%	4.03%	3.97%	3.63%	3.67%

Total Cost of Funds(3)	2.24%	2.05%	1.59%	0.94%	0.42%	1.96%	0.29%
(1) Interest and average rates are calculated on a tax-equivalent basis using an effective tax rate of 21%.
(2) Rate calculated based on average earning assets.
(3) Rate calculated based on total average funding including noninterest-bearing deposits.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Non-GAAP Reconciliations

Adjusted Net Income	Table 9A
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands except per share data)	2023	2023	2023	2022	2022	2023	2022
Net income available to common shareholders	$ 80,115	$ 62,635	$ 60,421	$ 82,221	$ 92,555	$ 203,171	$ 264,319

Adjustment items:
Merger and conversion charges	—	—	—	235	—	—	977
(Gain) loss on sale of MSR	—	—	—	(1,672)	316	—	316
Servicing right impairment (recovery)	—	—	—	—	(1,332)	—	(21,824)
Gain on BOLI proceeds	—	—	(486)	—	(55)	(486)	(55)
Natural disaster expenses	—	—	—	—	151	—	151
(Gain) loss on bank premises	—	—	—	—	—	—	(45)
Tax effect of adjustment items (Note 1)	—	—	—	302	182	—	4,490
After tax adjustment items	—	—	(486)	(1,135)	(738)	(486)	(15,990)
Adjusted net income	$ 80,115	$ 62,635	$ 59,935	$ 81,086	$ 91,817	$ 202,685	$ 248,329

Weighted average number of shares - diluted	68,994,247	69,034,763	69,322,664	69,395,224	69,327,414	69,129,921	69,427,522
Net income per diluted share	$ 1.16	$ 0.91	$ 0.87	$ 1.18	$ 1.34	$ 2.94	$ 3.81
Adjusted net income per diluted share	$ 1.16	$ 0.91	$ 0.86	$ 1.17	$ 1.32	$ 2.93	$ 3.58

Average assets	$ 25,525,913	$ 25,631,846	$ 25,115,927	$ 24,354,979	$ 23,598,465	$ 25,426,064	$ 23,405,411
Return on average assets	1.25%	0.98%	0.98%	1.34%	1.56%	1.07%	1.51%
Adjusted return on average assets	1.25%	0.98%	0.97%	1.32%	1.54%	1.07%	1.42%

Average common equity	$ 3,324,960	$ 3,293,049	$ 3,250,289	$ 3,168,320	$ 3,123,718	$ 3,289,706	$ 3,054,356
Average tangible common equity	$ 2,214,775	$ 2,178,323	$ 2,130,856	$ 2,039,094	$ 1,987,385	$ 2,174,958	$ 1,916,262
Return on average common equity	9.56%	7.63%	7.54%	10.30%	11.76%	8.26%	11.57%
Adjusted return on average tangible common equity	14.35%	11.53%	11.41%	15.78%	18.33%	12.46%	17.33%

Note 1:  Tax effect is calculated utilizing a 21% rate for taxable adjustments.  Gain on BOLI proceeds is non-taxable and no tax effect is included.  A portion of the merger and conversion charges for the nine months ended September 2022 are nondeductible for tax purposes.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Non-GAAP Reconciliations (continued)

Adjusted Efficiency Ratio (TE)	Table 9B
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands)	2023	2023	2023	2022	2022	2023	2022
Adjusted Noninterest Expense
Total noninterest expense	$ 141,446	$ 148.403	$ 139,421	$ 135,061	$ 139,578	$ 429,270	$ 425,594
Adjustment items:
Merger and conversion charges	—	—	—	(235)	—	—	(977)
Natural disaster expenses	—	—	—	—	(151)	—	(151)
Gain (loss) on bank premises	—	—	—	—	—	—	45
Adjusted noninterest expense	$ 141,446	$ 148.403	$ 139,421	$ 134,826	$ 139,427	$ 429,270	$ 424,511

Total Revenue
Net interest income	$ 207,751	$ 209,540	$ 211,652	$ 224,137	$ 212,981	$ 628,943	$ 576,889
Noninterest income	63,181	67,349	56,050	48,348	65,324	186,580	236,076
Total revenue	$ 270,932	$ 276,889	$ 267,702	$ 272,485	$ 278,305	$ 815,523	$ 812,965

Adjusted Total Revenue
Net interest income (TE)	$ 208,701	$ 210,488	$ 212,587	$ 225,092	$ 213,912	$ 631,776	$ 579,803
Noninterest income	63,181	67,349	56,050	48,348	65,324	186,580	236,076
Total revenue (TE)	271,882	277,837	268,637	273,440	279,236	818,356	815,879
Adjustment items:
(Gain) loss on securities	16	6	(6)	(3)	21	16	(200)
(Gain) loss on sale of MSR	—	—	—	(1,672)	316	—	316
Gain on BOLI proceeds	—	—	(486)	—	(55)	(486)	(55)
Servicing right impairment (recovery)	—	—	—	—	(1,332)	—	(21,824)
Adjusted total revenue (TE)	$ 271,898	$ 277,843	$ 268,145	$ 271,765	$ 278,186	$ 817,886	$ 794,116

Efficiency ratio	52.21%	53.60%	52.08%	49.57%	50.15%	52.64%	52.35%
Adjusted efficiency ratio (TE)	52.02%	53.41%	51.99%	49.61%	50.12%	52.49%	53.46%

Tangible Book Value Per Share	Table 9C
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands except per share data)	2023	2023	2023	2022	2022	2023	2022
Total shareholders' equity	$ 3,347,069	$ 3,284,630	$ 3,253,195	$ 3,197,400	$ 3,119,070	$ 3,347,069	$ 3,119,070
Less:
Goodwill	1,015,646	1,015,646	1,015,646	1,015,646	1,023,071	1,015,646	1,023,071
Other intangibles, net	92,375	96,800	101,488	106,194	110,903	92,375	110,903
Total tangible shareholders' equity	$ 2,239,048	$ 2,172,184	$ 2,136,061	$ 2,075,560	$ 1,985,096	$ 2,239,048	$ 1,985,096

Period end number of shares	69,138,461	69,139,783	69,373,863	69,369,050	69,352,709	69,138,461	69,352,709
Book value per share (period end)	$ 48.41	$ 47.51	$ 46.89	$ 46.09	$ 44.97	$ 48.41	$ 44.97
Tangible book value per share (period end)	$ 32.38	$ 31.42	$ 30.79	$ 29.92	$ 28.62	$ 32.38	$ 28.62

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Non-GAAP Reconciliations (continued)

Tangible Common Equity to Tangible Assets	Table 9D
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands except per share data)	2023	2023	2023	2022	2022	2023	2022
Total shareholders' equity	$ 3,347,069	$ 3,284,630	$ 3,253,195	$ 3,197,400	$ 3,119,070	$ 3,347,069	$ 3,119,070
Less:
Goodwill	1,015,646	1,015,646	1,015,646	1,015,646	1,023,071	1,015,646	1,023,071
Other intangibles, net	92,375	96,800	101,488	106,194	110,903	92,375	110,903
Total tangible shareholders' equity	$ 2,239,048	$ 2,172,184	$ 2,136,061	$ 2,075,560	$ 1,985,096	$ 2,239,048	$ 1,985,096

Total assets	$ 25,697,830	$ 25,800,618	$ 26,088,384	$ 25,053,286	$ 23,813,657	$ 25,697,830	$ 23,813,657
Less:
Goodwill	1,015,646	1,015,646	1,015,646	1,015,646	1,023,071	1,015,646	1,023,071
Other intangibles, net	92,375	96,800	101,488	106,194	110,903	92,375	110,903
Total tangible assets	$ 24,589,809	$ 24,688,172	$ 24,971,250	$ 23,931,446	$ 22,679,683	$ 24,589,809	$ 22,679,683

Equity to Assets	13.02%	12.73%	12.47%	12.76%	13.10%	13.02%	13.10%
Tangible Common Equity to Tangible Assets	9.11%	8.80%	8.55%	8.67%	8.75%	9.11%	8.75%

PPNR ROA	Table 9E
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands except per share data)	2023	2023	2023	2022	2022	2023	2022
Net income	$ 80,115	$ 62,635	$ 60,421	$ 82,221	$ 92,555	$ 203,171	$ 264,319
Plus:
Income taxes	24,912	20,335	18,131	22,313	28,520	63,378	84,245
Provision for credit losses	24,459	45,516	49,729	32,890	17,652	119,704	38,807
PPNR	$ 129,486	$ 128,486	$ 128,281	$ 137,424	$ 138,727	$ 386,253	$ 387,371

Average Assets	$ 25,525,913	$ 25,631,846	$ 25,115,927	$ 24,354,979	$ 23,598,465	$ 25,426,064	$ 23,405,411

Return on Average Assets (ROA)	1.25%	0.98%	0.98%	1.34%	1.56%	1.07%	1.51%
PPNR ROA	2.01%	2.01%	2.07%	2.24%	2.33%	2.03%	2.21%

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Segment Reporting	Table 10
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands)	2023	2023	2023	2022	2022	2023	2022
Banking Division
Net interest income	$ 167,595	$ 171,441	$ 175,328	$ 185,909	$ 174,507	$ 514,364	$ 460,374
Provision for credit losses	20,833	40,831	47,140	35,946	10,551	108,804	25,952
Noninterest income	26,245	24,652	23,898	23,448	23,269	74,795	68,102
Noninterest expense
Salaries and employee benefits	56,226	55,196	56,442	52,296	48,599	167,864	144,527
Occupancy and equipment expenses	11,437	11,175	11,606	11,482	11,357	34,218	33,599
Data processing and telecommunications expenses	11,786	11,898	11,797	11,085	10,779	35,481	32,872
Other noninterest expenses	20,274	27,643	19,023	21,811	22,974	66,940	64,142
Total noninterest expense	99,723	105,912	98,868	96,674	93,709	304,503	275,140
Income before income tax expense	73,284	49,350	53,218	76,737	93,516	175,852	227,384
Income tax expense	18,283	13,312	12,848	16,545	22,706	44,443	58,822
Net income	$ 55,001	$ 36,038	$ 40,370	$ 60,192	$ 70,810	$ 131,409	$ 168,562

Retail Mortgage Division
Net interest income	$ 22,805	$ 21,417	$ 20,027	$ 19,837	$ 19,283	$ 64,249	$ 59,357
Provision for credit losses	2,399	3,278	2,853	(2,778)	9,043	8,530	15,129
Noninterest income	35,691	39,808	31,058	24,011	38,584	106,557	158,028
Noninterest expense
Salaries and employee benefits	21,231	21,930	20,160	19,164	25,813	63,321	88,646
Occupancy and equipment expenses	1,182	1,224	1,283	1,242	1,460	3,689	4,337
Data processing and telecommunications expenses	1,052	1,397	1,069	1,203	1,082	3,518	3,377
Other noninterest expenses	12,153	11,859	11,747	11,126	11,641	35,759	37,098
Total noninterest expense	35,618	36,410	34,259	32,735	39,996	106,287	133,458
Income before income tax expense	20,479	21,537	13,973	13,891	8,828	55,989	68,798
Income tax expense	4,301	4,523	2,934	2,916	1,854	11,758	14,448
Net income	$ 16,178	$ 17,014	$ 11,039	$ 10,975	$ 6,974	$ 44,231	$ 54,350

Warehouse Lending Division
Net interest income	$ 6,008	$ 6,166	$ 5,700	$ 6,601	$ 6,979	$ 17,874	$ 20,126
Provision for credit losses	(589)	411	(194)	117	(1,836)	(372)	(1,191)
Noninterest income	662	1,404	480	579	1,516	2,546	3,958
Noninterest expense
Salaries and employee benefits	924	772	802	427	1,055	2,498	1,546
Occupancy and equipment expenses	1	—	1	1	1	2	3
Data processing and telecommunications expenses	30	44	46	49	43	120	138
Other noninterest expenses	219	223	202	191	209	644	639
Total noninterest expense	1,174	1,039	1,051	668	1,308	3,264	2,326
Income before income tax expense	6,085	6,120	5,323	6,395	9,023	17,528	22,949
Income tax expense	1,278	1,285	1,118	1,342	1,895	3,681	4,820
Net income	$ 4,807	$ 4,835	$ 4,205	$ 5,053	$ 7,128	$ 13,847	$ 18,129

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Segment Reporting (continued)	Table 10
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands)	2023	2023	2023	2022	2022	2023	2022
SBA Division
Net interest income	$ 1,962	$ 2,331	$ 1,957	$ 2,491	$ 2,424	$ 6,250	$ 12,233
Provision for credit losses	1,677	424	(104)	265	52	1,997	(614)
Noninterest income	579	1,476	605	302	1,946	2,660	5,963
Noninterest expense
Salaries and employee benefits	1,209	1,316	1,309	1,306	1,412	3,834	3,999
Occupancy and equipment expenses	36	40	37	98	82	113	262
Data processing and telecommunications expenses	32	46	37	30	29	115	86
Other noninterest expenses	157	333	422	368	100	912	1,019
Total noninterest expense	1,434	1,735	1,805	1,802	1,623	4,974	5,366
Income before income tax expense	(570)	1,648	861	726	2,695	1,939	13,444
Income tax expense	(120)	346	181	153	566	407	2,823
Net income	$ (450)	$ 1,302	$ 680	$ 573	$ 2,129	$ 1,532	$ 10,621

Premium Finance Division
Net interest income	$ 9,381	$ 8,185	$ 8,640	$ 9,299	$ 9,788	$ 26,206	$ 24,799
Provision for credit losses	139	572	34	(660)	(158)	745	(469)
Noninterest income	4	9	9	8	9	22	25
Noninterest expense
Salaries and employee benefits	2,308	2,122	2,197	2,003	1,818	6,627	5,805
Occupancy and equipment expenses	89	83	59	82	83	231	255
Data processing and telecommunications expenses	73	66	85	119	82	224	269
Other noninterest expenses	1,027	1,036	1,097	978	959	3,160	2,975
Total noninterest expense	3,497	3,307	3,438	3,182	2,942	10,242	9,304
Income before income tax expense	5,749	4,315	5,177	6,785	7,013	15,241	15,989
Income tax expense	1,170	869	1,050	1,357	1,499	3,089	3,332
Net income	$ 4,579	$ 3,446	$ 4,127	$ 5,428	$ 5,514	$ 12,152	$ 12,657

Total Consolidated
Net interest income	$ 207,751	$ 209,540	$ 211,652	$ 224,137	$ 212,981	$ 628,943	$ 576,889
Provision for credit losses	24,459	45,516	49,729	32,890	17,652	119,704	38,807
Noninterest income	63,181	67,349	56,050	48,348	65,324	186,580	236,076
Noninterest expense
Salaries and employee benefits	81,898	81,336	80,910	75,196	78,697	244,144	244,523
Occupancy and equipment expenses	12,745	12,522	12,986	12,905	12,983	38,253	38,456
Data processing and telecommunications expenses	12,973	13,451	13,034	12,486	12,015	39,458	36,742
Other noninterest expenses	33,830	41,094	32,491	34,474	35,883	107,415	105,873
Total noninterest expense	141,446	148,403	139,421	135,061	139,578	429,270	425,594
Income before income tax expense	105,027	82,970	78,552	104,534	121,075	266,549	348,564
Income tax expense	24,912	20,335	18,131	22,313	28,520	63,378	84,245
Net income	$ 80,115	$ 62,635	$ 60,421	$ 82,221	$ 92,555	$ 203,171	$ 264,319

CONTACT: Nicole S. Stokes, Chief Financial Officer, (404) 240-1514